Exhibit 99.1

PRESS RELEASE

Level 3 Announces Consent Solicitation

with Respect to Certain Series of Notes

BROOMFIELD, Colo., Nov. 10, 2016—Level 3 Communications, Inc. (“Level 3”) (NYSE: LVLT) announced today that, together with Level 3 Financing, Inc. (“Level 3 Financing”, and together with Level 3, the “Company”), it has commenced a consent solicitation relating to proposed amendments (the “Proposed Amendments”) to the indentures (the “Indentures”) governing Level 3’s 5.750% Senior Notes due 2022 (CUSIP No. 52729N BX7) and Level 3 Financing’s 6.125% Senior Notes due 2021 (CUSIP No. 527298 AY9), 5.375% Senior Notes due 2022 (CUSIP Nos. 527298 BD4 and 52730G AA0), 5.625% Senior Notes due 2023 (CUSIP No. 527298 BC6), 5.125% Senior Notes due 2023 (CUSIP Nos. 527298 BF9, 527298 BE2 and U52783 AP9), 5.375% Senior Notes due 2024 (CUSIP Nos. 527298 BK8 and 527298 BJ1), 5.375% Senior Notes due 2025 (CUSIP No. 527298 BH5) and 5.250% Senior Notes due 2026 (CUSIP Nos. 527298 BL6 and U52783 AS3) (collectively, the “Notes,” and each series of the Notes, a “Series”).

The Proposed Amendments are being sought in connection with the proposed acquisition (the “CenturyLink Acquisition”) of Level 3 by CenturyLink, Inc., a Louisiana corporation (“CenturyLink”), pursuant to the Agreement and Plan of Merger dated October 31, 2016, between Level 3, CenturyLink, Wildcat Merger Sub 1 LLC and WMG Merger Sub LLC.  Under the Indenture for each Series, the occurrence of both a “Change of Control” and a “Rating Decline” in relation to the credit ratings in effect on the date of issuance of such Series is a “Change of Control Triggering Event” requiring the Company to make an offer to repurchase the outstanding Notes of such Series for 101% of the principal amount thereof plus accrued and unpaid interest (a “Change of Control Offer”), subject to the terms and conditions of the applicable Indenture.

The table below describes, for each series of Notes, the credit ratings in effect on the “Issue Date”, the ratings required to trigger a “Ratings Decline” under the applicable Indenture, the ratings currently in effect, and the number of notches by which the Notes would need to be downgraded from current ratings in order to qualify as a “Rating Decline” under the applicable Indenture.

Issue		“Issue Date Rating”		“Rating Decline”(1) Trigger Rating		Current Rating		Required Notches from Current Rating for “Rating Decline”(4)
Date	Series	Moody’s	S&P	Moody’s	S&P(2)	Moody’s	S&P(3)	Moody’s	S&P

11/14/13	Level 3 Financing’s 6.125% Senior Notes due 2021	B3	CCC	Caa1	CCC-	B1	B++	3	5
08/12/14	Level 3 Financing’s 5.375% Senior Notes due 2022	B3	B	Caa1	B-	B1	B++	3	2
12/01/14	Level 3’s 5.750% Senior Notes due 2022	Caa1	B	Caa2	B-	B2	B+	3	2
01/29/15	Level 3 Financing’s 5.625% Senior Notes due 2023	B3	B	Caa1	B-	B1	B++	3	2
04/28/15	Level 3 Financing’s 5.125% Senior Notes due 2023	B3	B	Caa1	B-	B1	B++	3	2
04/28/15	Level 3 Financing’s 5.375% Senior Notes due 2025	B3	B	Caa1	B-	B1	B++	3	2
11/13/15	Level 3 Financing’s 5.375% Senior Notes due 2024	B1	B	B2	B-	B1	B++	1	2
03/22/16	Level 3 Financing’s 5.250% Senior Notes due 2026	B1	B	B2	B-	B1	B++	1	2

(1)           Under the applicable Indentures as currently in effect, a “Rating Decline” will occur:  for the 2024 Notes, only if both Moody’s and S&P issue the requisite downgrades; for the 2026 Notes, only if all three of Moody’s, S&P and Fitch issue the requisite downgrades; and for the other Series, if either Moody’s or S&P issues the requisite downgrade.

(2)           The 2026 Notes also refer to a Fitch rating, which was BB on their Issue Date and is currently BB. Accordingly, the “Rating Decline” Trigger Rating for Fitch on the 2026 Notes is BB-.

(3)           A designation of + denotes credit watch positive.

(4)           The Indenture for each Series of Notes defines “Rating Decline” to include any Rating Decline with respect to certain previously issued Series of Notes.

If the Proposed Amendments are adopted, the CenturyLink Acquisition will not constitute a Change of Control under each Indenture, a Change of Control Triggering Event will not occur as a result of the CenturyLink Acquisition (regardless of any Rating Decline) and, accordingly, the Company will not be required to make a Change of Control Offer as a result of the CenturyLink Acquisition.  If, on the other hand, the Proposed Amendments are not adopted, the Company will still only be required to make a Change of Control Offer for a particular Series as a result of the CenturyLink Acquisition if there is a corresponding “Rating Decline” under the applicable Indenture for such Series.

CenturyLink will make a cash payment of $2.50 per $1,000 principal amount of Notes of each Series for which a consent is validly delivered, subject to satisfaction (or waiver) of certain conditions, including the receipt of valid consents in respect of a majority in aggregate principal amount of the outstanding Notes of such Series and the receipt of the requisite majority consents from each Series.  Payment of the consent fees will be made promptly after the Expiration Time. The Company may, in its sole discretion, amend, extend or terminate the consent solicitation at any time.  Except for the Proposed Amendments described above, all of the existing terms of the Notes and the Indentures will remain unchanged.

The consent solicitation will expire at 5:00 p.m., New York City time, on November 21, 2016 (the “Expiration Time”).  Only holders of record as of 5:00 p.m., New York City time, on November 9, 2016 (such date and time, the “Record Date”) are eligible to submit consents.

This press release does not set forth all of the terms and conditions of the consent solicitation.  Holders of Notes should carefully read Level 3’s Consent Solicitation Statement, dated November 10, 2016, and the accompanying materials for a complete description of all terms and conditions before making any decision with respect to the consent solicitation.  The Company does not make any recommendation as to whether or not any holder should consent to the Proposed Amendments.  Additional information concerning the terms and conditions of the consent solicitation, and the procedure for delivering consents, may be obtained from the solicitation agents, BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 388-4813 (collect) and Morgan Stanley at (800) 624-1808 or (212) 761-1057.  Copies of the Consent Solicitation Statement and related documents may be obtained from the information agent, Global Bondholder Services Corporation, by calling (866) 794-2200 or (212) 430-3774 for banks and brokers or by email at contact@gbsc-usa.com or visiting http://www.gbsc-usa.com/Level3/.

This announcement is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any Series of Notes or any other securities.  This announcement is also not a solicitation of consents with respect to the Proposed Amendments or any securities.  The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the expected timing and benefits of the proposed transaction, such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “will,” “estimates,” “expects,” “projects,” “plans,” “intends” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the parties to timely and successfully receive the required approvals of regulatory agencies and their respective shareholders; the possibility that the anticipated benefits from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Level 3’s operations with those of CenturyLink will be greater than expected; the ability of the combined company to retain and hire key personnel; the effects of competition from a wide variety of competitive providers, including lower demand for CenturyLink’s legacy offerings; the effects of new, emerging or competing technologies, including those that could make the combined company’s products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; adverse changes in CenturyLink’s or the combined company’s access to credit markets on favorable terms, whether caused by changes in its financial position, lower debt credit ratings, unstable markets or otherwise; the combined company’s ability to effectively adjust to changes in the communications industry, and changes in the composition of its markets and product mix; possible changes in the demand for, or pricing of, the combined company’s products and services, including the combined company’s ability to effectively respond to increased demand for high-speed broadband service; the combined company’s ability to successfully maintain the quality and profitability of its existing product and service offerings and to introduce new offerings on a timely and cost-effective basis; the adverse impact on the combined company’s business and network from possible equipment failures, service outages, security breaches or similar events impacting its network; the combined company’s ability to maintain favorable relations with key business partners, suppliers, vendors, landlords and financial institutions; the ability of the combined company to utilize net operating losses in amounts projected; changes in the future cash requirements of the combined company; and other risk factors and cautionary statements as detailed from time to time in each of CenturyLink’s and Level 3’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed acquisition or any other transaction described above will in fact be consummated in the manner described or at all. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the proposed transaction or the combined company. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this document. Unless legally required, CenturyLink and Level 3 undertake no obligation and each expressly disclaim any such obligation, to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

CenturyLink and Level 3 plan to file a joint proxy statement/prospectus with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus and the filings that will be incorporated by reference in the joint proxy statement/prospectus, as well as other filings containing information about CenturyLink and Level 3, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to CenturyLink, 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Corporate Secretary, or to Level 3, 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Attention: Investor Relations.

Participants in the Solicitation

The respective directors and executive officers of CenturyLink and Level 3 and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CenturyLink’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyLink on April 5, 2016, and information regarding Level 3’s directors and executive officers is available in its proxy statement filed with the SEC by Level 3 on April 7, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com or get to know us on Twitter, Facebook and LinkedIn.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and elsewhere. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Contact(s):

Media:	Investor Relations:

D. Nikki Wheeler, 720-888-0560 Nikki.Wheeler@Level3.com	Mark Stoutenberg, 720-888-2518 Mark.Stoutenberg@Level3.com